SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2004

LANDRY’S RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-22150	76-0405386
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1510 West Loop South

Houston, TX 77027

(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 850-1010

N/A

(Former name or former address, if changed since last report.)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

EXHIBIT NO.	DESCRIPTION

99.1	Press Release dated June 7, 2004

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Landry’s Restaurants, Inc. (NYSE: LNY – News), the second largest operator of casual dining seafood restaurants, will be presenting at the following conference:

•	Piper Jaffray Consumer Conference, Wednesday, June 9, 2004 at 4:35 PM, EDT at the New York Palace Hotel in New York City. The webcast can be viewed at the following link: http://www.piperjaffray.com/ccwebcast

You may also locate the above listed webcast live on the Landry’s Restaurants, Inc. website (www.landrysrestaurants.com), in the Investor Relations section under Press Releases. The archived version of the web cast will be available for two weeks following the presentation.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2004	Landry’s Restaurants, Inc.

	By:	/s/ Steven L. Scheinthal
Steven L. Scheinthal Executive Vice President and General Counsel